UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 13, 2009

CYTTA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 640, 602 – 12th Avenue S.W.,

Calgary, AB  Canada  T2R 1J3

(Address of principal executive offices) (Zip Code)

(786) 395-5997

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 8, 2009, Cytta Corp. (the “Registrant”) entered into an agreement (the “Agreement”), dated May 8, 2009, with Ophthalmic International, Inc., its wholly-owned subsidiary (“OI”), pursuant to which Registrant will be reversing the transaction of December 9, 2008, in which Registrant acquired OI in exchange for 56,000,000 shares of Registrant’s restricted common stock being issued to the shareholders of OI.  At the closing of the Agreement, the shareholders of the 56,000,000 shares of Registrant’s common stock will return those shares to Registrant in exchange for Registrant delivering to them their pro-rata shares of outstanding OI common stock. The Agreement provides for the transaction to be closed on or before May 15, 2009.

At the close of the Agreement, G. Richard Smith, presently the sole Director, Principal Executive Officer and Principal Financial Officer of Registrant, would resign from all of his positions after appointing Mr. Robert Gosine as the sole Director and Principal Executive Officer.  Mr. Gosine had been a Director and Principal Executive Officer of the Registrant prior to December 9, 2008.  Please see Registrant’s Current Report on Form 8-K filed May 12, 2009, with the SEC.

The Agreement closed May 13, 2009.  At the close of the Agreement, G. Richard Smith resigned as the sole Director, Principal Executive Officer and Principal Financial Officer of the Registrant.  Mr. Smith did not have any disagreements with us on any matter relating to our operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Smith and provided him with an option to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

Concurrently with the resignation of Mr. Smith, Robert Gosine was appointed as the sole Director and Chief Executive Officer of the Registrant.  Mr. Gosine was an officer and director prior to December, 2008, and was involved in the transactions, both in December 2008, and May, 2009, as described in the Current Reports on Form 8K filed December 12, 2008, and May 12, 2009, respectively.  Please see those reports for additional information pertaining to these transactions.

There are no family relationships between Mr. Gosine and any member of the Board of Directors or any other officer of the Company.  Other than has been reported herein, there have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Gosine had or will have a direct or indirect material interest.   Following is the business experience for the past five years for Mr. Gosine.

Robert Gosine is a founding partner of Summit Search Group. He brings over twenty years of executive search experience. Prior to starting Summit Search Group, Robert was instrumental in establishing the premier search firm in the management, information technology, sales, and engineering fields within Atlantic Canada. Robert has been instrumental in building leading sales teams for large multi-national, national, and regional clients.  He spent his early professional years in sales management roles within the consumer goods, high tech and service industries. Robert graduated from Dalhousie University with a Bachelor of Commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 19, 2009

CYTTA CORP.

By:
/s/ Robert Gosine
Robert Gosine
Chief Executive Officer